UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Central Avenue

Murray Hill, New Jersey 07974

(Address of Principal Executive Offices)

2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)

(Full Title of the Plan)

Jean F. Holloway

C. R. Bard, Inc.

730 Central Avenue

Murray Hill, New Jersey 07974

(Name and Address of Agent for Service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.25 per share	2,000,000	$108.34	$216,680,000	$29,556

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock which may be issued under the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (the “LTIP”) to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low sales price of the Registrant’s Common Stock on as reported on the consolidated transaction reporting system on June 27, 2013.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (“SEC”), are hereby incorporated by reference in this registration statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012 (SEC File No. 001-06926);

(b) All other reports filed* by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above (SEC File No. 001-06926); and

(c) The description of the Registrant’s common stock contained in the Registrant’s current report on Form 8-K filed with the SEC on June 20, 2012 (SEC File No. 001-06926) or any amendment or report filed for the purpose of updating that description.

* Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Registrant’s Securities Exchange Act file number with the SEC is 001-06926. Unless expressly incorporated into this registration statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this registration statement.

Any statement contained in a document which is incorporated by reference in this registration statement will be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference in this registration statement or in any document that the Registrant files after the date of this registration statement that also is incorporated by reference in this registration statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a corporation organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the “NJBCA”), provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

In addition, a New Jersey corporation has the power to indemnify a director or officer against his or her expenses in connection with any proceeding brought by or in the right of the corporation to procure a judgment in its favor, which involves the director or officer by reason of his or her being or having been such a director or officer, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of New Jersey, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such director or officer is fairly and reasonably entitled to such indemnification. Expenses incurred by a director or officer in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors.

The NJBCA requires a New Jersey corporation to indemnify a director or an officer against all expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding involving such director or officer by reason of his or her having been a director or officer or in defense of any claim, issue or matter therein.

The indemnification permitted or required and advancement of expenses permitted by the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Under the NJBCA, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director or officer against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director or officer, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the NJBCA. The Registrant has purchased such insurance covering its directors and officers.

All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders, except that such provision will not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of the law, or (c) resulting in receipt by such person of an improper personal benefit.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the NJBCA in connection with the above summary of indemnification, insurance and limitation of liability.

Article SEVENTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors, officers and employees in the manner and to the extent permitted by the laws of the State of New Jersey. Article FOURTEENTH of the Amended and Restated Certificate of Incorporation further provides that the directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the NJBCA. In addition, Article NINTH of the Amended and Restated Certificate of Incorporation provides that, subject to the provisions of the NJBCA, the directors and committee members appointed by the Board of Directors shall not be liable in the discharge of their duties when relying in good faith upon the corporate records of the Registrant and/or competent advice of any type.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Registrant’s Amended and Restated Certificate of Incorporation, effective as of June 18, 2012, filed as Exhibit 3b to the Registrant’s June 20, 2012 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

4.2	Registrant’s By-Laws amended as of April 18, 2012, filed as Exhibit 3b to the Registrant’s April 20, 2012 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP, Independent Registered Accounting Firm*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5 hereto)*

24	Powers of Attorney*

99.1	2012 Long Term incentive Plan of C. R. Bard, Inc. (as Amended and Restated) filed as Exhibit 10.34 to the Registrant’s April 19, 2013 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on this 28th day of June 2013.

C. R. BARD, INC.

By:	/s/ Christopher S. Holland
	Name:	Christopher S. Holland
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of June 2013.

Signature	Title

*	Chairman and Chief Executive Officer and Director
Timothy M. Ring	(Principal Executive Officer)

*	President and Chief Operating Officer and Director
John H. Weiland

/s/ Christopher S. Holland	Senior Vice President and Chief Financial Officer
Christopher S. Holland	(Principal Financial Officer)

*	Vice President and Controller
Frank Lupisella Jr.	(Principal Accounting Officer)

*	Director
David M. Barrett

*	Director
Marc C. Breslawsky

*	Director
Herbert L. Henkel

*	Director
John C. Kelly

*	Director
Gail K. Naughton

*	Director
Tommy G. Thompson

*	Director
Anthony Welters

*	Director
Tony L. White

* By:	/s/ Christopher S. Holland
Christopher S. Holland
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Registrant’s Amended and Restated Certificate of Incorporation, effective as of June 18, 2012, filed as Exhibit 3b to the Registrant’s June 20, 2012 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

4.2	Registrant’s By-Laws amended as of April 18, 2012, filed as Exhibit 3b to the Registrant’s April 20, 2012 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP, Independent Registered Accounting Firm*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5 hereto)*

24	Powers of Attorney*

99.1	2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) filed as Exhibit 10.34 to the Registrant’s April 19, 2013 Form 8-K (SEC File No. 001-06926), is incorporated herein by reference.

*	Filed herewith